                                                                    EXHIBIT C

                               ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (the "Agreement") is made as of July 29, 1996 by and
                                 ---------
among the persons executing this Agreement on the signature page hereto as "TWI
                                                                            ---
Stockholders," WIRELESS ONE, INC., a Delaware corporation ("WOI"), U.S. TRUST
- ------------                                                ---
COMPANY OF NEW YORK (the "Escrow Agent") and Henry M. Burkhalter (the
                          ------------
"Stockholder Representative").  Capitalized terms used but not defined herein
- ---------------------------
shall have the meanings given to them in that certain Agreement and Plan of Merger (as in effect from time to time, the "Merger Agreement"), dated as of
                                             ----------------
April 25, 1996, among WOI, TruVision Wireless, Inc., a Delaware corporation

("TWI") and Wireless One Merger Sub, Inc. ("Merger Sub").  Capitalized terms
- -----                                       ----------
used herein and are not otherwise defined shall have the meaning ascribed thereto in the Merger Agreement. This Agreement is the "General Escrow Agreement" referred to in the Merger Agreement.


                               R E C I T A L S:

     WHEREAS, TWI, WOI and Merger Sub have entered into the Merger Agreement to provide for the merger of Merger Sub with and into TWI (the "Merger"); and
                                                             ------

     WHEREAS, the TWI Stockholders were, prior to the Effective Time, collectively the owners of all of the outstanding TWI Common Shares;

     WHEREAS, the Closing of the transactions contemplated by the Merger Agreement is taking place as of the date hereof;

     WHEREAS, WOI has relied upon the representations, warranties and covenants of TWI provided in the Merger Agreement and in Schedules, Certificates and other documents delivered to WOI pursuant to the Merger Agreement;

     WHEREAS, pursuant to Article 10 of the Merger Agreement, TWI has agreed to indemnify and hold WOI and Merger Sub harmless from and against certain losses, obligations, liabilities and damages, as further provided therein, and in connection therewith, the parties to the Merger Agreement have agreed pursuant to Section 1.2(h) thereof to establish an escrow for the purpose of satisfying such indemnification obligations;

     WHEREAS, pursuant to Section 1.2(c)(iii) of the Merger Agreement, the WOI Common Shares to be issued in connection with the Merger are to be adjusted based upon the amount by which the aggregate amount of the Prior Offering Expenses exceeds $1,000,000;

ESCROW.010

     WHEREAS, the parties have been unable to determine finally the aggregate amount of the Prior Offering Expenses, but have agreed that the amount of the Prior Offering Expenses is not less than $2,400,000, and therefore the parties have agreed to place in escrow pursuant to this Agreement a number of WOI Common Shares representing the maximum quantity of WOI Common Shares by which the Merger Shares will be reduced if the aggregate amount of the Prior Offering Expenses exceeds $2,400,000 (except to the extent that the aggregate amount of the Prior Offering Expenses exceeds $2,924,820, to which extent such Expenses shall constitute Damages and shall be compensable pursuant to Article 10 of the Merger Agreement);

     NOW, THEREFORE, to induce WOI and Merger Sub to proceed with the Closing and the Merger, and in consideration of such Closing and Merger, and in further consideration of the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound, the parties hereto do hereby agree as follows:


             ARTICLE 1: APPOINTMENT OF STOCKHOLDER REPRESENTATIVE

     The TWI Stockholders hereby appoint the Stockholder Representative, and the Stockholder Representative agrees to act, as the representative of the TWI Stockholders (subject to the terms hereof and the Merger Agreement) with respect to the Escrow Shares (as that term is defined below), in accordance with this Escrow Agreement. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive any compensation for services hereunder. The Escrow Agent, WOI, TWI and the TWI Stockholders are hereby relieved from any liability for any acts done by them, or any of them, in accordance with any resolution, action, decision, consent or instruction of the Stockholder Representative. The Stockholder Representative in his capacity as Stockholder Representative is hereby relieved from any liability for any acts done by him without gross negligence or willful misconduct.


             ARTICLE 2: APPOINTMENT OF ESCROW AGENT; ESCROW FUNDS

     2.1 APPOINTMENT OF ESCROW AGENT. WOI, the TWI Stockholders and the Stockholder Representative hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to act, as the agent of such parties in performing the duties of the Escrow Agent provided herein. As compensation for Escrow Agent's services hereunder, Escrow Agent shall receive compensation of $5,000 per annum, which shall be payable annually in advance, and the reimbursement of all other Administrative Costs (as such term is defined in Section 5.2).

     2.2 ESTABLISHMENT OF INDEMNITY ESCROW FUND. WOI shall cause to be deposited with the Escrow Agent 168,667 WOI Common Shares (the "Indemnity Escrow
                                                                ----------------
Shares"), representing the General Contingent Amount to be received, subject to
- ------
the terms hereof and the Merger Agreement, by the TWI Stockholders pursuant to the Merger Agreement, such deposit, together with any dividends or other distributions paid thereon, to constitute an escrow fund (the "Indemnity Escrow
                                                               ----------------
Fund") to be governed by the terms set forth herein.
- ----

ESCROW.010                             2

     2.3 ESTABLISHMENT OF OFFERING EXPENSE ESCROW FUND. WOI shall cause to be deposited with the Escrow Agent 34,988 WOI Common Shares (the "Offering
                                                                  --------
Expense Escrow Shares"), representing the maximum quantity of WOI Common Shares
- ---------------------
by which the Merger Shares will be reduced if the aggregate amount of the Prior Offering Expenses exceeds $2,400,000, such deposit, together with any dividends or other distributions paid thereon, to constitute an escrow fund (the "Offering
                                                                        --------
ExpenseEscrow Fund") to be governed by the terms set forth herein.
- ------------------

     2.4 EXCHANGE VALUE. For purposes of this Agreement, each of the Indemnity Escrow Shares and the Offering Expense Escrow Shares (collectively, the "Escrow Shares") shall be deemed to have a value equal to $15, adjusted
     -------------
proportionately to reflect any stock dividend, stock split, reverse stock split or other combination or subdivision of Common Stock of WOI which may occur or may have occurred after the date hereof (the "Exchange Value"), and such
                                              --------------
valuation shall apply throughout the duration of the Escrow Period.

     2.5 ESCROW. The escrow created hereby shall remain in existence until the date all of the Escrow Shares and other assets in the Indemnity Escrow Fund and the Offering Expense Escrow Fund (each an "Escrow Fund") have been
                                               -----------
distributed in accordance herewith (such period being referred to herein as the "Escrow Period").
 -------------

                      ARTICLE 3: INDEMNIFICATION MATTERS

     3.1 INDEMNITY CLAIM SUBMISSION PERIOD. In order to assert a claim (an "Indemnity Claim") against the Indemnity Escrow Fund, WOI shall deliver (in
 ---------------
accordance with Section 6.1 hereof) to the Stockholder Representative and the Escrow Agent during the period beginning on the date hereof and ending on January 29, 1997 (as such period may be extended for certain Third Party Claims pursuant to Section 3.2(b) below, the "Indemnity Claim Submission Period"), a
                                       ---------------------------------
certificate signed by an executive officer of WOI (an "Indemnity Claim
                                                       ---------------
Certificate"):
- -----------

                 (I) stating that WOI or the Surviving Corporation has paid, suffered or properly accrued, or WOI or the Surviving Corporation in good faith reasonably anticipates that WOI or the Surviving Corporation will be required to pay, suffer or accrue, Damages in an aggregate stated amount (including, without limitation, any anticipated professional and other fees and costs associated therewith); and further stating that WOI or the Surviving Corporation is entitled to indemnification out of the Indemnity Escrow Fund pursuant to this Agreement and the Merger Agreement in respect of the same; and

                 (II) specifying in reasonable detail (A) the individual items of Damages included in the amount so stated, (B) the date each such item was paid or properly accrued or the basis for such anticipated liability, and (C) the nature of the liability, misrepresentation, breach of warranty or covenant or other matter to which such items is related.


ESCROW.010                             3

Upon the Escrow Agent's and the Stockholder Representative's receipt of an Indemnity Claim Certificate, the related Indemnity Claim shall be administered by the Escrow Agent pursuant to Section 3.3 below.

     3.2    THIRD PARTY INDEMNITY CLAIMS.

            (A) THIRD PARTY CLAIM NOTICE. Within 15 days after receipt by WOI of notice ("Third Party Claim Notice") of any Indemnity Claim by a third
                 ------------------------
     party ("Third Party Claim"), WOI shall deliver to the Stockholder
             -----------------
     Representative written notice thereof; provided that the omission to so notify the Stockholder Representative will not affect WOI's right of recourse to the Indemnity Escrow Fund hereunder or under the Merger Agreement with respect to any Indemnity Claim so long as notice of such Indemnity Claim is given in a timely manner in accordance with Section 3.1. The Stockholder Representative shall have the right to participate in the defense of any Third Party Claim and WOI shall have the right (but not the duty) to control the defense thereof whether or not the Stockholder Representative chooses to participate in the defense of any proceeding involving a Third Party Claim. Each party hereto agrees to cooperate in such defense and take all actions reasonably requested in connection therewith.

            (B) EXTENSION OF CLAIM SUBMISSION PERIOD. If WOI has delivered to the Stockholder Representative and Escrow Agent a Third Party Claim Notice within six (6) months from the date of this Agreement and the Indemnity Claim that is the subject of such notice has not been resolved within such six-month period, then the Indemnity Claim Submission Period with respect to such Third Party Claim shall be extended until the final resolution of such Indemnity Claim.

     3.3    ADMINISTRATION OF INDEMNITY CLAIMS.

            (A) ACCEPTED AND REJECTED INDEMNITY CLAIMS. The Stockholder Representative shall have a period of ten (10) business days from its receipt of an Indemnity Claim Certificate (the "Indemnity Claim Rejection
                                                     -------------------------
     Period") to review the Indemnity Claim Certificate and deliver to WOI and
     ------
     the Escrow Agent written notice of its rejection of all or a portion of the claim referenced therein (an "Indemnity Claim Rejection Notice"). During
                                   --------------------------------
     the Indemnity Claim Rejection Period and until the related Indemnity Claim becomes an Accepted Indemnity Claim, WOI shall, upon written request from the Stockholder Representative, make available or provide any records or other information reasonably requested by the Stockholder Representative relevant to such Indemnity Claim. If no Indemnity Claim Rejection Notice is received by WOI and the Escrow Agent within the Indemnity Claim Rejection Period, then such Indemnity Claim shall become an "Accepted Indemnity
                                                        ------------------
     Claim."
     -----

            (B) ADMINISTRATION OF REJECTED INDEMNITY CLAIMS. For any Indemnity Claim which is the subject of an Indemnity Claim Rejection Notice (a "Rejected Indemnity Claim"), the Stockholder Representative and WOI
         ------------------------
     shall attempt in good faith

ESCROW.010                             4
     to agree upon the rights of the respective parties with respect to such Rejected Indemnity Claim. If the Stockholder Representative and WOI so agree, a memorandum setting forth such agreement shall be prepared and signed by WOI and the Stockholder Representative and shall be furnished to the Escrow Agent and such Rejected Indemnity Claim (as modified, if at all, by such agreement) shall become an "Accepted Indemnity Claim."
                                         ------------------------

            (C) RESOLUTION OF DISPUTES AS TO INDEMNITY CLAIMS. If no such agreement between the Stockholder Representative and WOI can be reached with respect to a Rejected Indemnity Claim after good faith negotiation within thirty (30) days of WOI's receipt of an Indemnity Claim Rejection Notice, then WOI and the Stockholder Representative shall mutually select an independent third party (an "Indemnity Claim Arbiter"), whose
                                     -----------------------
     determination of the Rejected Indemnity Claim and the amount of Damage (if any) associated therewith shall be final, nonappealable and binding. Each Indemnity Claim Arbiter shall be a person knowledgeable regarding the wireless cable television business and the value of related assets, and shall be generally knowledgeable with regard to business and financial matters. In the event WOI and the Stockholder Representative fail to agree upon an Indemnity Claim Arbiter within forty-five (45) days after WOI's receipt of the Indemnity Claim Rejection Notice in question, the Indemnity Claim Arbiter for the related Indemnity Claim shall be the managing partner of the New York office of an independent "Big Six" accounting firm other than KPMG Peat Marwick LLP or Arthur Andersen, L.L.P., as selected jointly by the Stockholder Representative and WOI, and in the absence of said joint election, as selected by the managing partner of the New York office of the accounting firm of Price Waterhouse LLP or his designee. Upon the determination of an Indemnity Claim Arbiter in accordance herewith of the value, if any, of such Rejected Indemnity Claim, such Rejected Indemnity Claim (as modified, if at all, by such determination) shall become an "Accepted Indemnity Claim," and notice thereof will be furnished to the
      ------------------------
     Escrow Agent by the Stockholder Representative or WOI. All determinations by an Indemnity Claim Arbiter hereunder shall be made in accordance with the expedited commercial rules of the American Arbitration Association.

            (D) PAYMENT OF ACCEPTED INDEMNITY CLAIMS. Once an Indemnity Claim has become an Accepted Indemnity Claim in accordance with the terms of this Agreement, the Escrow Agent shall, within five business days of written request of WOI, deliver to WOI from the Indemnity Escrow Fund a quantity of Indemnity Escrow Shares having an aggregate Exchange Value equal to the amount of the Indemnity Claim for which WOI is entitled to indemnification, rounded to the nearest whole share.


                   ARTICLE 4: PRIOR OFFERING EXPENSE MATTERS

     4.1 OFFERING EXPENSE CLAIM SUBMISSION. In order to assert a claim (the "Offering Expense Claim") against the Offering Expense Escrow Fund, the
- -----------------------
Stockholder Representative shall deliver (in accordance with Section 6.1 hereof) to WOI and the Escrow Agent on or prior

ESCROW.010                             5
to January 29, 1997, a certificate signed by the Stockholder Representative (the "Offering Expense Claim Certificate"):
 ----------------------------------

                  (I) stating the aggregate amount of the Prior Offering Expenses, as determined by the Stockholder Representative and specifying in reasonable detail the individual items and amounts which comprise the Prior Offering Expenses; and

                  (II) specifying the quantity of the Offering Expense Escrow Shares (if any) which would be delivered to the Stockholder Representative (for delivery by the Stockholder Representative to the TWI Stockholders), and the quantity of the Offering Expense Escrow Shares (if any) which would be delivered to WOI, in accordance with Section 4.2 based on the Stockholder Representative's determination of the aggregate amount of the Prior Offering Expenses set forth in the Offering Expense Claim Certificate.

Upon the Escrow Agent's and WOI's receipt of the Offering Expense Claim Certificate, the Offering Expense Claim shall be administered by the Escrow Agent pursuant to Section 4.3 below.

     4.2 DISPOSITION OF OFFERING EXPENSE ESCROW SHARES BASED ON PRIOR OFFERING EXPENSE AMOUNT. If the aggregate amount of the Prior Offering Expenses is not greater than $2,400,000, then the TWI Stockholders shall be entitled to receive all of the Offering Expense Escrow Shares (pro rata based on their respective common ownership interests in TWI immediately prior to the Merger). If the aggregate amount of the Prior Offering Expenses is not less than $2,924,820, then WOI shall be entitled to receive all of the Offering Expense Escrow Shares and, in addition, shall be entitled to seek reimbursement from the Indemnity Escrow Fund as provided in the Merger Agreement and this Agreement. If the aggregate amount of the Prior Offering Expenses is greater than $2,400,000 and less than $2,924,820, then:

            (a) WOI shall be entitled to receive Offering Expense Escrow Shares having an aggregate Exchange Value which is equal to the excess of the aggregate amount of the Prior Offering Expenses over $2,400,000 (rounded to the nearest whole share), and

            (b) the TWI Stockholders shall be entitled to receive the remainder of the Offering Expense Escrow Shares (pro rata based on their respective common ownership interests in TWI immediately prior to the Merger).

     4.3    ADMINISTRATION OF OFFERING EXPENSE CLAIM.

            (A) ACCEPTED AND REJECTED OFFERING EXPENSE CLAIMS. WOI shall have a period of ten (10) business days from its receipt of the Offering Expense Claim Certificate (the "Offering Expense Claim Rejection Period" ) to
                             ---------------------------------------
     review the Offering Expense Claim Certificate and deliver to the Stockholder Representative and the Escrow

ESCROW.010                             6

     Agent written notice of its rejection of all or a portion of the claim referenced therein (the "Offering Expense Claim Rejection Notice"). During
                              ---------------------------------------
     the Offering Expense Claim Rejection Period and until the Offering Expense Claim becomes the Accepted Offering Expense Claim, the Stockholder Representative and the TWI Stockholders shall, upon written request from WOI, make available or provide any records or other information reasonably requested by WOI relevant to the Offering Expense Claim. If no Offering Expense Claim Rejection Notice is received by the Stockholder Representative and the Escrow Agent within the Offering Expense Claim Rejection Period, then the Offering Expense Claim shall become the "Accepted Offering Expense Claim."
      -------------------------------

            (B) ADMINISTRATION OF REJECTED OFFERING EXPENSE CLAIMS. If the Offering Expense Claim is the subject of an Offering Expense Claim Rejection Notice (and, therefore, is a "Rejected Offering Expense Claim"),
                                             -------------------------------
     then the Stockholder Representative and WOI shall attempt in good faith to agree upon the rights of the respective parties with respect to the Rejected Offering Expense Claim. If the Stockholder Representative and WOI so agree, a memorandum setting forth such agreement shall be prepared and signed by WOI and the Stockholder Representative and shall be furnished to the Escrow Agent and the Rejected Offering Expense Claim (as modified, if at all, by such agreement) shall become an "Accepted Offering Expense
                                                 -------------------------
     Claim."
     -----

            (C) RESOLUTION OF DISPUTES AS TO THE OFFERING EXPENSE CLAIM. If no such agreement between the Stockholder Representative and WOI can be reached with respect to the Rejected Offering Expense Claim after good faith negotiation within thirty (30) days of the Stockholder Representative's receipt of the Offering Expense Claim Rejection Notice, then WOI and the Stockholder Representative shall mutually select an independent third party (the "Offering Expense Claim Arbiter"), whose
                                   ------------------------------
     determination of the amount of the Prior Offering Expenses and the respective quantities (if any) of the Offering Expense Escrow Shares to be delivered to the Stockholder Representative (for further delivery to the TWI Stockholders) and WOI in accordance with Section 4.2, shall be final, nonappealable and binding. The Offering Expense Claim Arbiter shall be a person knowledgeable regarding the wireless cable television business and the value of related assets, and shall be generally knowledgeable with regard to business and financial matters. In the event WOI and the Stockholder Representative fail to agree upon the Offering Expense Claim Arbiter within forty-five (45) days after the Stockholder Representative's receipt of the Offering Expense Claim Rejection Notice in question, the Offering Expense Claim Arbiter shall be the managing partner of the New York office of an independent "Big Six" accounting firm other than KPMG Peat Marwick LLP or Arthur Andersen, L.L.P., as selected jointly by the Stockholder Representative and WOI, and in the absence of said joint election, as selected by the managing partner of the New York office of the accounting firm of Price Waterhouse LLP or his designee. Upon the determination of the Offering Expense Claim Arbiter in accordance herewith with respect to the amount of the Prior Offering Expenses and the respective quantities (if any) of the Offering Expense Escrow Shares to be delivered to the Stockholder Representative (for further delivery to the TWI Stockholders) and WOI in accordance with Section 4.2, the Rejected Offering Expense Claim (as modified, if at all, by such determination) shall

ESCROW.010                             7
     become an "Accepted Offering Expense Claim," and notice thereof will
                -------------------------------
     be furnished to the Escrow Agent by the Stockholder Representative or WOI. All determinations by the Offering Expense Claim Arbiter hereunder shall be made in accordance with the expedited commercial rules of the American Arbitration Association.

            (D) PAYMENT OF ACCEPTED OFFERING EXPENSE CLAIM. Once the Offering Expense Claim has become an Accepted Offering Expense Claim in accordance with the terms of this Agreement, the Escrow Agent shall, within five business days of written request of WOI, deliver to the Stockholder Representative (for further delivery by the Stockholder Representative to the TWI Stockholders pro rata according to their respective common ownership interests in TWI immediately prior to the Merger) and WOI from the Offering Expense Escrow Fund the respective quantities (if any) of WOI Common Shares deliverable to them in accordance with Section 4.2.


                       ARTICLE 5: EXPIRATION OF ESCROWS;
                        COSTS; CERTAIN RESPONSIBILITIES

     5.1    EXPIRATION OF ESCROW PERIOD.

            (A)   DELIVERY OF INDEMNITY ESCROW SHARES UPON EXPIRATION. If either

                  (i) the Escrow Agent does not receive an Indemnity Claim
            Certificate pursuant to Section 3.1 on or prior to January 29, 1997, or

                  (ii) the Escrow Agent receives one or more Indemnity Claim
            Certificate(s) pursuant to Section 3.1 on or prior to January 29, 1997 and with respect to each such Indemnity Claim Certificate (and any other Indemnity Claim Certificate delivered after January 29, 1997 as permitted by Section 3.1) the underlying Indemnity Claim has become an Accepted Indemnity Claim and the related delivery of Indemnity Escrow Shares to WOI (if any) has been made, then on February 13, 1997 the Escrow Agent will deliver to the Stockholder Representative all Indemnity Escrow Shares not theretofore delivered to WOI, for further delivery by the Stockholder Representative to the TWI Stockholders (pro rata based on their respective common ownership interests in TWI immediately prior to the Merger). If on February 13, 1997 one or more Indemnity Claim Certificate(s) have been delivered pursuant to Section
     3.1 on or prior to January 29, 1997 and the Indemnity Claim underlying any such Indemnity Claim Certificate (or any other Indemnity Claim Certificate delivered pursuant to Section 3.1 after January 29, 1997 as permitted by
     Section 3.1) has not become an Accepted Indemnity Claim, then the Escrow Agent will continue to hold the Indemnity Escrow Shares until each such Indemnity Claim (and each other Indemnity Claim underlying any Indemnity Claim Certificate thereafter delivered as permitted by Section 3.1) has become an Accepted Indemnity Claim and the related delivery of Indemnity Escrow Shares to WOI (if any) has been made, at which time the

ESCROW.010                             8

     Escrow Agent will deliver to the Stockholder Representative all Indemnity Escrow Shares not theretofore delivered to WOI, for further delivery by the Stockholder Representative to the TWI Stockholders (pro rata based on their respective common ownership interests in TWI immediately prior to the Merger).

            (B) DELIVERY OF OFFERING EXPENSE ESCROW SHARES UPON EXPIRATION. If the Escrow Agent does not receive the Offering Expense Claim Certificate pursuant to Section 4.1 on or prior to January 29, 1997, then on February 13, 1997 the Escrow A gent will deliver to WOI all Offering Expense Escrow Shares.

            (C) APPLICATION OF PROVISIONS FOLLOWING EXPIRATION. Following the expiration of the Escrow Period and distribution in accordance herewith of the Escrow Funds, the escrow created hereby and this Agreement, other than the provisions of Sections 5.2(b), 5.2(c) and 5.4 shall terminate.

     5.2    ADMINISTRATIVE COSTS AND INDEMNIFICATION.

            (A) ADMINISTRATIVE COSTS. All costs and expenses of administering this Agreement (including, without limitation, fees and expenses of the Escrow Agent and any Indemnity Claim Arbiter or Offering Expense Claim Arbiter) (collectively, "Administrative Costs") shall be paid as provided
                              --------------------
     in Section 5.2(b). The Escrow Agent shall from time to time invoice such costs and expenses in accordance with its standard practice and provide copies thereof to the Stockholder Representative and WOI. Within fifteen
     (15) business days after WOI's receipt of an invoice from the Escrow Agent, WOI shall pay to the Escrow Agent the amount of such invoice for use by the Escrow Agent in paying or reimbursing such costs and expenses. WOI shall be under no obligation to bear any expenses pursuant to this Section 5.2(a) at any time that the Indemnity Escrow Fund shall be exhausted or all Indemnity Escrow Shares have been distributed or following the termination of the Escrow Period.

            (B) INDEMNIFICATION OF ESCROW AGENT. The Escrow Agent shall be indemnified and saved harmless by WOI from and against any and all liability, including all expenses reasonably incurred in its defense, to which the Escrow Agent shall be subjected by reason of any action taken or omitted or any investment or disbursement of any part of the Escrow Fund made by the Escrow Agent pursuant to this Agreement, unless caused by the negligence or willful misconduct of the Escrow Agent. The costs and expenses of enforcing this right of indemnification (the "Indemnification
                                                               ---------------
     Costs") shall also be paid by WOI, and this right of indemnification shall
     -----
     survive the termination of this Agreement and/or the resignation or removal of the Escrow Agent. The Indemnification Costs and Administrative Costs of WOI to the Escrow Agent set forth in Subsections 5.2(a) and (b) shall be paid in cash by WOI, and the TWI Stockholders shall be obligated to pay in cash to WOI one-half of such Indemnification Costs and Administrative Costs within a reasonable time after notice thereof from WOI.

ESCROW.010                             9

     5.3    INVESTMENT OF ESCROW FUNDS; VOTING.

            (A) INVESTMENT. The Escrow Agent shall invest any cash held in either Escrow Fund in an interest-bearing account or money market instruments in accordance with written instructions from the WOI. Any interest payable on the funds shall be added to the Escrow Fund in question and become a part thereof. The parties acknowledge that the Escrow Agent shall not be liable for any diminution in either Escrow Fund due to losses resulting from investments made pursuant to this Escrow Agreement.

            (B) VOTING. The Escrow Shares shall be issued and held in the name of the Escrow Agent, and the Escrow Agent hereby grants to the Stockholder Representative an irrevocable proxy, coupled with an interest, to vote the Escrow Shares. The Stockholder Representative shall have voting rights with respect to the Escrow Shares (and on any voting securities added to either Escrow Fund) held by the Escrow Agent so long as such Escrow Shares or other voting securities are held in either Escrow Fund. The Escrow Agent shall execute and deliver to the Stockholder Representative upon request all such proxies, forms for election or other instruments which it receives as may be required with respect to the Escrow Shares or any such other voting securities in order to give effect to the foregoing.

     5.4 ESCROW AGENT'S RIGHTS AND RESPONSIBILITIES. To induce the Escrow Agent to act hereunder, it is further agreed that:

            (A) DEGREE OF CARE. The Escrow Agent shall not be under any duty to give the property held hereunder any greater degree of care than it gives its own similar property. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Escrow Agreement, and the Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent.

            (B) ADVICE OF COUNSEL. The Escrow Agent may act upon advice of counsel in reference to any matter connected herewith and shall not be liable for any acts or omissions while acting in good faith and exercising reasonable judgment.

            (C) LIABILITY AS TO PARTIES. The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

            (D) LIABILITY AS TO VALIDITY. The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

ESCROW.010                             10

            (E) COMPLIANCE WITH COURTS OF LAW. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

            (F) INSTRUCTIONS OF STOCKHOLDER REPRESENTATIVE. The Escrow Agent is authorized to rely on the written instructions of the Stockholder Representative as being the act of all of TWI Stockholders and the written instructions of the President or any executive officer of WOI as being the act of WOI.

            (G) NO IMPLIED DUTIES. This Agreement sets forth the exclusive duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations of the Escrow Agent shall be read into this Agreement.

            (H) NO ADVICE. The Escrow Agent shall not be called upon to advise any party as to its rights and obligations hereunder.

            (I) COMPLIANCE WITH OBLIGATIONS. The Escrow Agent shall be deemed to have fully complied with its obligations hereunder to transfer Escrow Shares by delivery to the transfer agent of WOI (the "Transfer Agent") of
                                                           -------------
     WOI Common Shares, all in fo rm satisfactory to such Transfer Agent, of certificates properly endorsed for transfer with instructions to the Transfer Agent to issue in the name of and deliver to the person to whom such transfer is to be made a certificate or certificates for the required number of shares. Transfer taxes, if any, applicable to such transfer shall be payable by the person to whom the Escrow Shares are being transferred.

            (J) PROTECTION OF ACTS. The Escrow Agent shall be fully protected in acting in accordance with any instructions given to it hereunder and believed by it to have been executed by the proper parties. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws and is not charged with any duties or responsibilities in connection with any other document or agreement.

     5.5 RECORDS; FINAL ACCOUNTING. The Escrow Agent shall maintain a record of each Indemnity Claim or Offering Expense Claim (collectively, "Claims")
                                                                  ------
against the Escrow Funds filed with it pursuant to this Agreement, a record of all such Claims which shall become payable claimed as provided herein, a record of all requests and notices filed with it pursuant to the term hereof, and payments or distributions from the Escrow Funds. Upon the termination or resignation of the Escrow Agent or termination or expiration of this Agreement, the Escrow Agent shall within ten (10) business days deliver to WOI and the Stockholder Representative a full and final accounting with regard to the Escrow Funds.

ESCROW.010                             11

     5.6 RESIGNATION OF ESCROW AGENT. The Escrow Agent, or any successor, may resign as Escrow Agent hereunder by giving written notice thereof to WOI and the Stockholder Representative. Such resignation shall become effective following such written notice upon the earlier of the appointment by WOI and the Stockholder Representative of a successor Escrow Agent that accepts the appointment and agrees to be bound by the provisions of this Agreement or the expiration of sixty (60) days thereafter. Upon the effectiveness of such resignation, all duties of the Escrow Agent so resigning shall cease, other than the duty to account in accordance with Section 5.5. WOI and the Stockholder Representative shall have the right to terminate the appointment of the Escrow Agent hereunder by giving written notice thereof to the Escrow Agent, specifying the date upon which such termination shall take effect. A condition precedent to such termination shall be the designation of a successor Escrow Agent that has accepted the appointment and agreed to be bound by the provisions of this Agreement, or an agreement executed by WOI and the Stockholder Representative directing the release or payment of the remaining Escrow Shares and other items and amounts in the Escrow Funds. In event of such termination, the Escrow Agent shall turn over and deliver to such successor Escrow Agent the Escrow Funds, and any other sums and the records and instruments held by it under this Agreement and render the accounting required by Section 5.5.


                           ARTICLE 6: MISCELLANEOUS

     6.1 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized, overnight courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by facsimile (followed by a copy sent by courier or registered or certified mail) to the parties at the following addresses (or at such other address for a party as shall be specified by notice hereunder):

     If to WOI, to:

            11301 Industriplex Boulevard
            Suite 4
            Baton Rouge, LA  70809-5400
            Attention:   Sean Reilly
            Telecopy:  (504) 293-5400

     With copy (which copy will not constitute notice to WOI) to:

            John Kuehn, Esq.
            Kirkland & Ellis
            153 E. 53rd Street
            New York, New York  10022
            Telecopy:  (212) 446-4900

ESCROW.010                             12

     If to TWI or the Stockholder Representative, to:

             1080 River Oaks Drive
             Suite A150
             Jackson, MS 39208
             Attention:  Henry M. Burkhalter
             Telecopy:      (601) 936-1517

     With copy (which copy will not constitute notice to TWI or the Stockholder Representative) to:

             Samuel A. Fishman
             Latham & Watkins
             885 Third Avenue
             Suite 1000
             New York, New York  10022
             Telecopy:  (212) 751-4864

     If to the Escrow Agent:

             114 W. 47th Street
             New York, NY  10036
             Attention:  Peggy Ciesmelewski
             Telecopy: (212) 852-1626

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery or by a nationally recognized overnight courier, on the date of such delivery, (b) in the case of mailing, on the date received, and (c) in the case of a facsimile, when the party receiving such facsimile shall have confirmed receipt of the communication.

     6.2 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

     6.3 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely in Delaware.

     6.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original hereof, but all of which together shall constitute one agreement.

                         *   *   *   *   *   *   *   *

ESCROW.010                             13

     IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the day and year first above written.

                                       WIRELESS ONE, INC.


                                       By:______________________________________
                                       Title:___________________________________


                                       _________________________________________
                                       Henry M. Burkhalter, in his capacity as
                                       the Stockholder Representative


                                       U.S. TRUST COMPANY OF NEW YORK


                                       By:______________________________________
                                       Title:___________________________________


                                       TWI STOCKHOLDERS:
                                       ----------------

                                       MISSISSIPPI WIRELESS TV, L.P.
                                       By:   Wireless TV, Inc.
                                       Its:  General Partner

                                       By:______________________________________
                                       Title:___________________________________


                                       CHASE VENTURE CAPITAL ASSOCIATES L.P.
                                       By:   Chase Capital Partners
                                       Its:  General Partner

                                       By:______________________________________
                                       Title:___________________________________

ESCROW.010                             14

                                       VANCOM, INC.

                                       By:______________________________________
                                       Title:___________________________________

ESCROW.010                             15